UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 4, 2016

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On May 5, 2016, j2 Global, Inc. (the "Company") issued a press release (the "Press Release") announcing its financial results for the first quarter of fiscal 2016.

The Company also announced that it has declared a quarterly cash dividend of $0.3350 per common share. The dividend will be paid on June 2, 2016, to all shareholders of record as of the close of business on May 18, 2016. Future dividends will be subject to approval by the Company's Board of Directors. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.

Also on May 5, 2016, at 5:00 p.m. Eastern Time, the Company hosted its first quarter 2016 earnings conference call and Webcast. Via the Webcast, the Company presented portions of its May 2016 Investor Presentation, which contains a summary of the Company's financial results for the fiscal quarter ended March 31, 2016, a reaffirmation of financial estimates for fiscal 2016, and certain other financial and operating information regarding the Company.  A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: The information in this Item 2.02 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)   On May 4, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting") in Los Angeles, California.

(b)  Below are the voting results for the matters submitted to the Company's stockholders for a vote at the Annual Meeting:

(1)	The election of the following six director nominees to serve for the ensuing year and until their successors are elected and qualified. All nominees were elected as directors with the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Douglas Y. Bech	39,062,082	842,996	105,404	4,754,286
Robert J. Cresci	31,203,114	8,702,407	104,961	4,754,286
W. Brian Kretzmer	39,522,247	383,131	105,104	4,754,286
Jonathan F. Miller	34,736,013	5,169,366	105,103	4,754,286
Richard S. Ressler	39,183,603	721,775	105,104	4,754,286
Stephen Ross	39,357,642	343,328	309,512	4,754,286

(2)	A proposal to ratify the appointment of BDO USA, LLP to serve as the Company's independent auditors for fiscal 2016. This proposal was approved with the following vote:

For	44,464,555
Against	186,427
Abstain	113,786
Broker Non-Votes	0

(3)	A proposal to approve, in an advisory vote, the compensation of the named executive officers. This proposal was approved with the following vote:

For	38,672,920
Against	1,068,934
Abstain	268,628
Broker Non-Votes	4,754,286

Item 7.01.  Regulation FD Disclosure

In the Press Release, the Company also reaffirmed its previously issued financial estimates for fiscal year 2016 of revenues between $830 and $860 million and Adjusted Non-GAAP earnings per diluted share of between $4.70 and $5.00.

NOTE: The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.  Other Items

On May 4, 2016, the Company's Board of Directors determined that Robert J. Cresci would step down as the Chairman of the Audit Committee of the Board and as a member of the Audit Committee, effective immediately.  The Board appointed current Board and Audi Committee member W. Brian Kretzmer as Chairman of the Audit Committee, and appointed current Board member Jonathan F. Miller as a member of the Audit Committee, to fill the vacancies left by Mr. Cresci.  Mr. Kretzmer will be compensated for his role as the Chairman of the Audit Committee in accordance with the Company's compensation policies for Board members as described in the Company's Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on March 23, 2016, under the section titled "Director Compensation."

Also on May 4, 2016, the Company's Board of Directors appointed Mr. Cresci as the Lead Independent Director of the Board of Directors.  Mr. Cresci will receive a fee of $30,000 payable in equal monthly installments for his role as the Lead Independent Director.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 5, 2016.

99.2	May 2016 Investor Presentation.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in such statements.  Such forward-looking statements are based on management's expectations or beliefs as of May 5, 2016.  Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company's control and are described in the Company's Annual Report on Form 10-K filed by the Company on February 29, 2016 with the SEC and the other reports the Company files from time to time with the SEC.  The Company undertakes no obligation to revise or publicly release any updates to such statements based on future information or actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: May 5, 2016	By:	/s/ Jeremy Rossen
Jeremy Rossen Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 5, 2016.

99.2	May 2016 Investor Presentation.

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